Exhibit 99.1

Kforce Inc.
1001 East Palm Ave.
Tampa, FL 33605
(NASDAQ: KFRC)

AT THE COMPANY
Michael Blackman
Vice President – Investor Relations
(813) 552-2927

William L. Sanders
Chief Operating Officer/Chief Financial Officer
813-552-5000

KFORCE ANNOUNCES FIRST QUARTER RESULTS

REPORTS INCREASED EARNINGS AND REVENUE

TAMPA, FL – April 30, 2003 – Kforce Inc. (NASDAQ: KFRC), a professional staffing firm, announces results for the first quarter ended March 31, 2003. Revenue for the three-month period ended March 31, 2003 was $123.7 million compared to $123.5 million for the quarter ended December 31, 2002 and $131.7 million for the first quarter of 2002. The Company reported a profit for the first quarter of 2003 of $.3 million or $.01 per share versus losses in the first and fourth quarters of 2002. Overall revenues from flexible staffing assignments decreased 1.1% over the quarter ended December 31, 2002 and decreased 4.3% over the first quarter of 2002. Search revenues increased 21.6% over the quarter ended December 31, 2002 and decreased 24.6% over first quarter 2002.

“We are encouraged that for the first time since Q3 2000, overall revenues increased on a sequential basis. We are particularly pleased by our Finance/Accounting revenues which increased overall sequentially 8.2% with search and flex up sequentially 22% and 5.9% respectively compared with the fourth quarter of 2002. Our first quarter EPS of $.01 exceeded street expectations and, we believe, is indicative of our greatly enhanced operating leverage and ability to gain market share,” stated David L. Dunkel, Chairman and CEO. “We believe that Kforce is well positioned for continued future success as evidenced by our lower break-even threshold and conservative balance sheet. We remain focused on strengthening a Kforce culture built on exceptional service to our clients and a passionate commitment to performance, accountability and teamwork.”

Bill Sanders, the Company’s Chief Operating and Financial Officer, added, “We are continuing to see the fruits of the proactive steps that we have taken to drive revenue growth, gain market share and control expenses. In a continuing difficult economic environment, we further reduced operating expenses and Days Sales Outstanding (DSO’s) while growing the top-line on a sequential basis. In addition, the productivity of our sales force continues to improve and is, we believe, another indicator of our operating leverage going forward. We maintain our long term commitment to achieving operational excellence and our determination to deliver exceptional customer service.”

Financial highlights for the first quarter include:

•	Revenue of $123.7 million was the first sequential increase since Q3 2000
•	EBITDA was $1.9 million
•	Reduced operating expenses to $37.7 million, or 30.5% of revenue, the lowest level since 1997
•	Search was $8.3 million in Q1, a 21.6% sequential increase over Q4 2002
•	DSO is at the lowest levels ever. DSO decreased sequentially by 5.4 days to 33.1 days.

Mr. Sanders added, “For the second quarter 2003, we currently expect that revenue may be in the range of $123 – $127 million while earnings may be in the range of $.00 to $.03 per share. We believe the proactive measures we have taken have further strengthened both the financial and operating leverage of Kforce. In the face of an extremely difficult external environment, we believe we continue to make excellent progress in laying the groundwork for our future success.”

On April 30, 2003, Kforce will host a conference call to discuss these results. The call will begin at 11:00 a.m. ET. The dial-in number is 706-679-8240. Please state it is the Kforce call with Michael Blackman. It will also be Webcast live at www.kforce.com (select “Investor Relations”) or visiting http://www.firstcallevents.com/service/ajwz378778806gf12.html and will be available for Webcast replay until May 21, 2003. (Please allow time to download player software and prepare your system to participate in the Webcast. Player software is available on the firstcallevents.com site.) The replay of the call will also be available from 1:00 p.m. ET Wednesday, April 30 through May 2, 2003, by dialing 1-706-645-9291 and entering conference ID #9686812.

About Kforce

Kforce (NASDAQ: KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of information technology, finance & accounting, pharmaceutical, healthcare and scientific. Backed by nearly 1,200 staffing specialists, Kforce operates in more than 40 markets in North America. For more information, please visit our Web site at www.kforce.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Health and Life Sciences, Finance and Accounting and Information Technology Groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Company to complete acquisitions; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, any statement related to Kforce’s expected revenues in the second quarter or Kforce gaining market share are forward-looking statements. The words “should,” “believe,” “estimate,” “expect,” “intend,”

“anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. In particular, any statements related to future improved performance and estimates of first quarter revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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Kforce Inc.

Summary of Operations

(000’S OMITTED)

(Unaudited)

	Quarter Ended
	March 31,	December 31,	March 31,
	2003	2002	2002
Revenue by Function:
Information Tech.	$54,992	$55,651	$56,849
Finance/Accounting	31,008	28,647	32,983
Health and Life Sciences	37,724	39,209	41,840

Total Revenue	123,724	123,507	131,672

Revenue by Time:
Perm	8,257	6,791	10,956
Flexible	115,467	116,716	120,716

Total Revenue	123,724	123,507	131,672

Cost Of Sales	85,307	84,681	87,901
Gross Profit	38,417	38,826	43,771
GP %	31.1%	31.4%	33.2%
Flex GP%	26.1%	27.4%	27.2%

Selling, General & Admin.	36,606	44,533	43,052
Deprec. & Amort.	1,102	2,016	2,724

Income (Loss) from Operations	709	(7,723)	(2,005)
Other Expense	(431)	(1,676)	(451)

Earnings (Loss) Before Taxes	278	(9,399)	(2,456)
Income Tax (Benefit) Expense	(10)	1,629	(860)

Net Income (Loss) before Acctg Change	288	(11,028)	(1,596)
Change in Accounting Principle	—	(33,823)	—

Net Income (Loss)	$288	$(44,851)	$(1,596)

Earnings (Loss) Per Share—Diluted	$0.01	$(0.36)	$(0.05)
Earnings (Loss) Per Share—Diluted
after Change in Accounting Principle	$0.01	$(1.45)	$(0.05)
EBITDA Per Share	$0.06	$(0.22)	$0.03
Shares Outstanding—Diluted	30,603	30,947	31,835

Selected Cash Flow Information:
Depreciation and Amortization	$1,102	$2,016	$2,724
Change in Allowance—A/R	$(562)	$447	$(1,322)
Capital Expenditures	$400	$251	$71

Selected Balance Sheet Information:
Total Cash and Cash Equivalents	$1,803	$1,053	$1,279
Accounts Receivable, less allowance	$65,651	$63,092	$71,868
Total Assets	$156,288	$152,178	$215,725
Current Liabilities	$40,338	$36,666	$40,813
Long-Term Liabilities	$29,406	$29,924	$37,097
Total Stockholders’ Equity	$86,544	$85,588	$137,815

Other Information:
Billing Days	63	62	63

Kforce Inc.

Key Statistics

(Unaudited)

	Q1 2003	Q4 2002	Q1 2002
Total Company
Flex Revenue (000’s)	$115,467	$116,716	$120,716
Revenue per billing day (000’s)	$1,833	$1,882	$1,916
Sequential Revenue Change	-1.1%	-2.7%	-0.8%
Hours (000’s)	2,639	2,700	2,766
Flex GP %	26.1%	27.4%	27.2%

Search Revenue (000’s)	$8,257	$6,791	$10,956
Placements	734	596	928
Average Fee	$11,281	$11,414	$11,858
Billing days	63	62	63

Information Technology
Flex Revenue (000’s)	$53,067	$53,831	$53,868
Revenue per billing day (000’s)	$842	$868	$855
Sequential Revenue Change	-1.4%	-1.6%	-8.6%
Hours (000’s)	886	896	844
Flex GP %	24.1%	26.0%	25.2%

Search Revenue (000’s)	$1,925	$1,820	$2,981
Placements	149	136	208
Average Fee	$13,015	$13,493	$14,452

Finance and Accounting
Flex Revenue (000’s)	$25,932	$24,487	$26,339
Revenue per billing day (000’s)	$412	$395	$418
Sequential Revenue Change	5.9%	2.5%	-4.3%
Hours (000’s)	923	922	954
Flex GP %	28.6%	30.2%	30.4%

Search Revenue (000’s)	$5,076	$4,160	$6,644
Placements	472	389	604
Average Fee	$10,779	$10,690	$11,037

Health & Life Sciences
Flex Revenue (000’s)	$36,468	$38,398	$40,509
Revenue per billing day (000’s)	$579	$619	$643
Sequential Revenue Change	-5.0%	-7.0%	15.2%
Hours (000’s)	830	882	968
Flex GP %	27.4%	27.8%	27.9%

Search Revenue (000’s)	$1,256	$811	$1,331
Placements	113	71	116
Average Fee	$11,098	$11,403	$11,478

Kforce Inc.

Key Statistics—Health & Life Sciences

(Unaudited)

	Q1 2003	Q4 2002	Q1 2002
Healthcare-Nursing
Flex Revenue (000’s)	$10,771	$11,739	$15,035
Revenue per billing day (000’s)	$171	$189	$239
Sequential Revenue Change	-8.3%	-18.2%	15.3%
Hours (000’s)	271	295	373
Flex GP %	26.6%	26.7%	27.6%

Search Revenue (000’s)	$59	$52	$54
Placements	12	6	8
Average Fee	$4,932	$8,616	$7,195

Healthcare—Non Nursing
Flex Revenue (000’s)	$5,907	$7,831	$7,953
Revenue per billing day (000’s)	$94	$126	$126
Sequential Revenue Change	-24.6%	-0.8%	-2.5%
Hours (000’s)	83	122	122
Flex GP %	33.6%	33.5%	34.0%

Search Revenue (000’s)	$64	$68	$60
Placements	7	8	7
Average Fee	$8,995	$8,525	$9,177

Pharmaceutical
Flex Revenue (000’s)	$11,803	$10,709	$8,441
Revenue per billing day (000’s)	$187	$173	$134
Sequential Revenue Change	10.2%	6.8%	22.2%
Hours (000’s)	158	148	112
Flex GP %	27.6%	27.3%	28.6%

Search Revenue (000’s)	$739	$380	$621
Placements	47	22	39
Average Fee	$15,728	$17,261	$15,972

Scientific
Flex Revenue (000’s)	$7,987	$8,119	$9,080
Revenue per billing day (000’s)	$127	$131	$144
Sequential Revenue Change	-1.6%	-10.3%	37.5%
Hours (000’s)	318	317	362
Flex GP %	23.4%	24.4%	21.9%

Search Revenue (000’s)	$394	$311	$609
Placements	47	35	65
Average Fee	$8,367	$8,864	$9,355

Kforce Inc.

EBITDA Reconciliation

(000’S OMITTED)

(Unaudited)

	Q1 2003		Q4 2002		Q1 2002
	$	Per share	$	Per share	$	Per share
EBITDA	$1,926	$0.06	$(6,964)	$(0.22)	$844	$0.03
Depreciation and Amortization	(1,102)	(0.04)	(2,016)	(0.07)	(2,724)	(0.09)
Interest Expense and Other	(546)	(0.02)	(419)	(0.01)	(577)	(0.02)
Tax Benefit (Expense)	10	0.00	(1,629)	(0.05)	860	0.03

Net Income	$288	$0.01	$(11,028)	$(0.36)	$(1,596)	$(0.05)